Exhibit 99.1

FOR IMMEDIATE RELEASE

Majority of MTS Shareholders Approve Alternative Offer

NEW YORK – July 1, 2005 - eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today announced that it had been informed by Società per il Mercato dei Titoli di Stato -- Borsa Obbligazionaria Europea S.p.A ("MTS") that a majority of MTS shareholders had voted to accept an alternative offer to acquire a majority interest in MTS.

On June 15, 2005, eSpeed announced that it had submitted a binding irrevocable offer to acquire 51% of the share capital of MTS for a total subscription price equal to 51% of Euro 250 million through the issuance of new MTS shares. eSpeed offered to acquire, at the same price per share, up to an additional 20% of the share capital of MTS from current MTS shareholders following closing.

As a result of the shareholder vote, eSpeed terminated its commitment letter with Cantor Fitzgerald, L.P., in which Cantor Fitzgerald, L.P. agreed to provide eSpeed with an unsecured credit facility of $60 million. There are no termination penalties associated with the termination of the commitment letter. eSpeed expects there to be material legal, advisory and other related expenses incurred in connection with its offer. These costs will be expensed during the second quarter of 2005.

Commenting on today's announcement, Howard W. Lutnick Chairman and CEO of eSpeed, Inc. said, "The management of eSpeed would like to express their gratitude to the board and shareholders of MTS for their cooperation during the intensive discussions over the past several months. eSpeed remains committed to growing our existing business in the global government bond markets. We are pleased with the support we have received from the global banking community and we expect to benefit from the customer relationships we have strengthened throughout this process."

Paul Saltzman, Chief Operating Officer of eSpeed, Inc. added, "We would like to thank the board and stakeholders of MTS for their consideration of our offer. We will continue to seek out opportunities to apply our fixed income expertise, proven technology and access to liquidity in multiple, relevant product areas with the aim of creating even deeper and more liquid global government bond markets."

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and equities marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world's largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements regarding eSpeed that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future financial and operating results, and objectives, expectations and intentions that are not historical facts. Such statements are based upon the current beliefs and expectations of eSpeed's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the costs and expenses of developing, maintaining and protecting our intellectual property, including judgments or settlements paid or received and their related costs, the possibility of future losses and negative cash flow from operations, the effect of market conditions, including trading volume and volatility, our pricing strategy and that of our competitors, our ability to develop new products and services, to enter new markets, to secure and maintain market share, to enter into marketing and strategic alliances, to hire new personnel, to expand the use of our electronic system, to induce clients to use our marketplaces and services and to effectively manage any growth we achieve, the effects of the attacks on the World Trade Center on September 11, 2001, and other factors that are discussed under "Risk Factors" in eSpeed's Annual Report on Form 10-K filed with the Securities and Exchange Commission. We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.